Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

AnalogicTech Completes Acquisition of AP Semi

Purchase of Shanghai-based Power Management Design Firm

Expands Engineering Resources and Product Portfolio

Sunnyvale, CA – November 1, 2006 – Advanced Analogic Technologies Incorporated (AnalogicTech) (Nasdaq: AATI), a developer of power management semiconductors for mobile consumer electronic devices, today announced it has completed its acquisition of the power management analog business of IPCore Technologies Corporation (IPCore), including IPCore’s subsidiary Analog Power Semiconductor Corporation (AP Semi) and certain related assets.

The acquisition of AP Semi doubles AnalogicTech’s engineering staff and expands its presence in China with a fully–staffed design center in Shanghai. AP Semi’s product portfolio is complementary to AnalogicTech’s and will augment its offering of switching regulators and LED drivers.

“AP Semi is a leader in the development of multi-channel converters for digital still cameras, and the company’s switching regulators are highly complementary to our own,” stated Richard K. Williams, President, CEO, and CTO of AnalogicTech. “This acquisition will allow us to diversify our product line into higher voltages and expand into new markets without relinquishing our leadership position in the markets we currently serve.”

“By establishing a Shanghai-based design center, AnalogicTech will increase its presence in Asia and deliver more comprehensive local design support to its customers in China, Japan, and Taiwan,” concluded Mr. Williams.

© Advanced Analogic Technologies Incorporated	Page 1

“We are very excited about this opportunity and believe that by melding our engineering and sales expertise into the AnalogicTech family, together we can serve a wider array of customers across the leading markets in Asia,” said Brian Chiang, Chairman and CEO of IPCore.

In September, AnalogicTech announced an agreement to acquire AP Semi and related assets from IPCore. AnalogicTech paid $21.5 million in cash, in addition to certain transaction related expenses and the assumption of certain liabilities. The acquisition is expected to be neutral to non-GAAP earnings in the second half of 2007.

###

For More Information

Investor Contact:

Lisa Laukkanen

The Blueshirt Group

+1 415 217 4967

lisa@blueshirtgroup.com

About IPCore

IPCore Technologies is a Cayman Islands registered company with offices in the United States, Japan, and China. It is the first Pure Design Foundry Company in China to provide a One-Stop-Silicon-Solution to domestic and international IC product companies. Founded in 2001 with headquarters in Shanghai’s CaoHeJing Hi-Tech Park, IPCore has strong partnerships with various wafer foundries, testing and packaging houses, and global tier-one IC companies. IPCore’s investor base is composed of a notable consortium of international venture capital firms including Walden International, Pacific Venture Group, 3i, Vertex, Sycamore Ventures, and Pan- Pacific Venture. For more information, please visit the IPCore website: www.ipcoreinc.com.

About AnalogicTech

Advanced Analogic Technologies Incorporated (AnalogicTech) is a supplier of Total Power Management™ semiconductor solutions for mobile consumer electronic devices, such as wireless handsets, notebook and tablet computers, smartphones, digital cameras, wireless LAN, and personal media players. The company focuses its design and marketing efforts on the application-specific power management needs of consumer, communications, and computing applications in these rapidly evolving devices. AnalogicTech also develops and licenses device, process, package, and application-related technology. AnalogicTech is headquartered in Sunnyvale, California, with offices in South Korea, Taiwan, Hong Kong, Macau, Shanghai, Shenzhen, Beijing, Japan, Sweden, UK, and France, as well as a worldwide network of sales representatives and distributors. The company is listed on the NASDAQ exchange under the ticker symbol AATI. For more information, please visit the AnalogicTech website: www.analogictech.com.

(AnalogicTech – G)

© Advanced Analogic Technologies Incorporated	Page 2

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995

Statements contained in this release that are not historical facts are forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements, including financial projections and forecasts, involve risks and uncertainties that could cause AnalogicTech’s actual results to differ materially from our current expectations. Factors that could cause AnalogicTech’s results to differ materially from those set forth in these forward-looking statements include customers’ cancellation or modification of their orders; our failure to accurately forecast demand for our products; the loss of, or a significant reduction in orders from, any of our significant customers; fluctuations in our operating results; our inability to develop and sell new products; defects in or failures of our products; the expense and uncertainty involved in our customer design-win efforts; the financial viability of the distributors of our products; consumer demand for cellular phones and other mobile consumer electronic devices; worldwide economic and political conditions, particularly in Asia; fluctuations in our costs to manufacture our products; our reliance on third parties to manufacture, test, assemble and ship our products; our ability to retain and attract key personnel; our ability to compete with our competitors; and our ability to protect our intellectual property rights and not infringe the intellectual property rights of others. Other factors that may cause our actual results to differ from those set forth in the forward-looking statements contained in this press release and that may affect our prospects in general are described in our filings with the Securities and Exchange Commission, including our Registration Statement on Form S-1 related to our initial public offering and our Annual Report on Form 10-K for the year ended December 31, 2005. AnalogicTech undertakes no obligation to update or revise forward-looking statements to reflect subsequent events or changed assumptions or circumstances.

AnalogicTech and the AnalogicTech logo are trademarks of Advanced Analogic Technologies Incorporated. All other brand and product names appearing in this document are registered trademarks or trademarks of their respective holders.

© Advanced Analogic Technologies Incorporated	Page 3